Prospectus

Project Development Pacific, Inc.

1,000,000 Shares of

This is a public offering of 1,000,000 shares of Common Stock of Project Development Pacific, Inc. (PD Pacific).

Prior to this registration, there has been no public market for the shares of Common Stock.  It is unlikely that an active public trading market can be established or sustained in the foreseeable future.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Offering:

1,000,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$100,000
Underwriting Discounts and Commissions		$0.00
Total		$100,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis.

1. PD Pacific is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Project Development Pacific, Inc. for its use.

3. The closing date for this offering is June 30, 2007.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The date of this Prospectus is January 4, 2007.

TABLE OF CONTENTS

Item in Form SB-2 Prospectus Caption	Page No.
Front of Registration Statement and Outside Front Cover Page of Prospectus	1
Inside Front and Outside Back Cover Pages of Prospectus	2

Summary Information and Risk Factors

 *PD Pacific May Fail Because It May Not Earn A Profit Due To A Lack Of Operational Experience

 *PD Pacific May Fail Because It May Be Unable To Attract And Retain Experienced Management

  *PD Pacific May Fail Because It May Be Unable To Secure Appropriate Products and/or Services Which May Be Of Interest Or Value To Our Potential Clients

  *PD Pacific May Fail Because The Canadian Market For Its Services May Not Materialize As Quickly As The Company Anticipates

  *PD Pacific May Fail Because It May Be Unable To Establish Itself As A Credible Competitor In The Newly Emerging Canadian Market For The Services The Company Anticipates Selling

  *PD Pacific May Fail Because It May Be Unable To Compete Against Strong, Well-Established Competitors

    *PD Pacific May Fail Because The PD Pacific Stockholders May Experience Difficulties In Selling Their Stock Due To A Lack of Public Trading Market

  *PD Pacific Stock May Be Difficult To Resell Because The Company Has No Expectations To Pay Cash Dividends In The Near Future

  *PD Pacific May Fail Because It May Be Unable To Secure Additional Financing As May Be Required

  *PD Pacific’s Auditor Has Expressed Doubts As To PD Pacific’s Ability To Continue As A Going Concern

4
Use of Proceeds	6
Determination of Offering Price	8
Dilution	9
Plan of Distribution	9
Legal Proceedings	9
Directors, Executive Officers, Promoters and Control Persons	9
Security Ownership of Certain Beneficial Owners and Management	11
Description of Securities	11
Interest of Named Experts and Counsel	11
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
Organization within Last Five Years	12
Description of Business	12
Plan of Operation	15
Description of Property	18
Certain Relationships and Related Transactions	18
Market for Common Equity and Related Stockholder Matters	18
Executive Compensation	19
Financial Statements	20
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	41

Until February 13, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary Information and Risk Factors

Prospectus Summary.

The Company

Project Development Pacific, Inc. was incorporated on December 29, 2003, in the state of Nevada. Our principal executive offices are located at 9815 Cawley Street, Chilliwack British Columbia, Canada, V2P 4K8. Our telephone number is (604) 702-5604.  As of the date of this prospectus, we have no revenues or operations.

We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least six months after this registration becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a significant resource for information relating to health care, diagnostic matters, treatment and intervention options, and the procurement of private professional diagnostic and treatment services. We will work with clients to procure medical services from health care professionals outside of the existing publicly funded Canadian Health Care System.  We will not be in the business of providing health care services, employing service providers, contracting for services or re-selling services.  Our business will be providing information and putting patients in touch with appropriate service providers in a timely fashion.  Our clientele will be Canadian residents who are in need of medical services but are not willing or able to wait the required length of time until the services are available through the publicly funded Canadian Health Care system.

It is doubtful we will be able to continue as a going concern for more than one year after the effective date of this registration statement unless we have sales success, or we are able to raise additional funding. We do not currently have the $100,000 needed to develop our web-site and advertise and market our services, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. We believe it will take from one (1) to two (2) months, after this registration becomes effective, to raise capital for completion of the development of the business.

We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at September 30, 2006, our accumulated deficit was $9,122.

There is currently no public market for the common stock. We will be applying to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

Summary Financial Information

The following information was taken from PD Pacific’s financial statements for the period from inception (December 29, 2003) through the quarter ended September 30, 2006 (unaudited) appearing elsewhere in this filing.  This information should be read in conjunction with such financial statements and the notes thereto.

STATEMENT OF OPERATIONS DATA: (UNAUDITED)	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005	From Inception, December 29, 2003 to September 30, 2006
Income	$0	$0	$0

Expenses
Organizational costs	0	0	1,200
Office expenses	22	0	42
Licenses and fees	0	535	795
Professional fees	6,500	0	7,085

Total expenses	6,522	535	9,122

Net Loss From Operations	$(6,522)	$(535)	$(9,122)

Net Loss Per Share	$(0.00)	$(0.00)

Weighted average shares outstanding	21,822,344	2,000,000

BALANCE SHEET DATA
	September 30, 2006	December 31, 2005
ASSETS	(UNAUDITED)

Cash and cash equivalents	$15,728	$0
Common stock subscriptions receivable	0	20,000

Total Assets	$15,728	$20,000

LIABILITIES & STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$2,250	$0
Loans from stockholders	100	2,600
Total Current Liabilities	2,350	2,600

Stockholders’ Equity
Common stock, par value $.001, 50,000,000 shares authorized and
22,500,000 and 20,000,000 shares issued and outstanding at
September 30, 2006 and December 31, 2005, respectively	22,500	20,000
Preferred stock, par value $.001, 10,000,000 shares authorized and
None issued and outstanding	-	-
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(9,122)	(2,600)

Total Stockholders’ Equity	13,378	17,400

Total Liabilities and Stockholders’ Equity	$15,728	$20,000

Please see Plan of Operation and the Financial Statements found elsewhere in this Prospectus, for a more complete disclosure of our financial position.

The Offering

This offering consists of 1,000,000 shares of PD Pacific Common Stock. The offering price is $0.10 per share. Officers, Directors or significant investors own none of the shares being offered. Our Officers and Directors collectively own 22,500,000 shares of Restricted Common Stock.

There is currently no market for PD Pacific stock.

Common stock outstanding before this offer	22,500,000
Maximum shares being offered	1,000,000
Maximum common shares outstanding after this offer	23,500,000

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in PD Pacific.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

PD Pacific May Fail Because It May Not Earn A Profit Due To A Lack Of Operational Experience: We are a start-up company in its pre-operational development stage. Neither the Company nor its management has any experience in medical consulting, marketing or advocating private medical products or services, or in operating businesses in this industry.   We may not be aware of all of the problems facing the medical service provision industry. This lack of relevant operational experience could hinder our efforts and prevent us from becoming a profitable business.

As at September 30, 2006 we sustained operating losses of $9,122 due to incorporation, accounting and legal expenses. The accumulated deficit as at September 30, 2006 is $9,122.

PD Pacific May Fail Because It May Be Unable To Attract And Retain Experienced Management:  The long-term success of our business is largely dependent upon our ability to attract and retain qualified management professionals.  Our officers and directors have agreed to manage and staff the company on an interim basis; however there are currently no long-term commitments in place.  At the present time, our Company does not have the financial resources to even begin looking for experienced management, nor have we budgeted for those expenses out of the first year’s operations.  It is doubtful that we can be successful if we are unable to attract and retain qualified experienced management and it will be difficult to find the money to retain qualified experienced management until we have been financially successful.

PD Pacific May Fail Because It Will Be Unable To Secure Appropriate Products and/or Services Which May Be Of Interest Or Value To Our Potential Clients: We have not yet secured any suitable products or appropriate service providers to provide products and services for sale. Without a reliable supply chain of appropriate products and services to offer for sale, we do not have a business.  If we are unable to secure reliable suppliers of products and services, or if the products and services we ultimately re-sell do not perform as expected, we may not be able to sustain sufficient sales to continue to operate.

PD Pacific May Fail Because The Canadian Market For Its Services May Not Materialize As Quickly As The Company Anticipates:  The Canadian market for private user-pay health services is very new and the long-term demand for these types of services is unknown.  Recent anecdotal evidence suggests that the demand is firm and growing, however no one knows for certain what will happen with this newly emerging sector.

PD Pacific May Fail Because It May Be Unable To Establish Itself As A Credible Competitor In The Newly Emerging Canadian Market For The Services The Company Anticipates Selling:  Due to the overall uncertainty of this newly emerging market sector, there is no way of knowing or predicting whether PD Pacific will be able to establish itself as a credible competitor.  This, coupled with the many other uncertainties associated with start-up businesses, makes an investment in PD Pacific a very risky proposition.

PD Pacific May Fail Because It May Be Unable To Compete Against Strong, Well-Established Competitors: While the Canadian market for user-pay private medical services is new and emerging, there are many well established firms from outside of Canada that will undoubtedly enter the Canadian market.  It is impossible to predict the players who will ultimately make-up the emerging Canadian marketplace, however it is certain that we will find it very difficult to compete against strong, well-established competitors.

The chief competitive factors that our competitors bring to the marketplace are good reputations, quality products and services and reliable service. Additionally, we will be competing with firms that have substantially greater marketing, financial and human resources than us. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that we will be selling, and they will be competing directly with us.  All of these factors will make it very difficult for us to build a financially viable business.

Difficulty for PD Pacific Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that our shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

PD Pacific Stock May Be Difficult To Resell Because The Company Has No Expectations To Pay Cash Dividends In The Near Future:  The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

PD Pacific May Fail Because It May Be Unable To Secure Additional Financing: We may require additional financing in order to establish profitable operations.  Such financing, if required, may not be forthcoming and even if additional financing is available, it may not be available on terms that we find favorable. Many companies such as ours have difficulty securing financing, especially when financial markets are volatile, and then terms of such financing, if and when offered, may be too onerous to accept. Our ability to survive will be seriously affected if we fail to secure additional financing in the event it is required.

PD Pacific's Auditor Has Expressed Doubts As To PD Pacific's Ability To Continue As A Going Concern: In the opinion of our auditor, and as disclosed in note 7 to the Financial Statements below, without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Use of Proceeds

We intend to raise $100,000 from the sale of 1,000,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $100,000, and no minimum. We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that we have already raised a total of $22,500 from the sale of stock. The total amount of $22,500 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are estimated to be $20,000.  At December 31, 2005 we had a balance of $0 in cash.  As at September 30, 2006 we had a balance of $15,728 in cash.  This will allow us to pay the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance our Plan of Operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how we will use the proceeds of this offering. Items are not listed in a priority order.  No offering expenses will be paid from the proceeds.  Therefore, the gross aggregate proceeds, assuming 100% of the offering is sold, will be $100,000.

Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	40,000
Training Expense	5,000
Travel and Accommodations	5,000
Communications Expenses	10,000
Website Development & Maintenance	12,000
Miscellaneous Administrative Costs	3,000
Total	$100,000

The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Consulting and Professional fees: These fees include the cost of consulting with medical health care experts, as well as professional service fees for special situations that require added clarity and special consideration.

Promotional Expenses: These costs will cover a fairly broad, but basic promotional campaign to attract clients and to launch the business.

Training Expense: This expense item will provide the funds necessary for a minimal amount of specific training for client service staff. It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other materials.

Travel and Accommodations: These costs are for travel that may be necessary to secure suitable medical service providers.

Communications Expenses: Postage, courier, long distance telephone and fax costs.

Website development: The cost associated with preliminary development of the website.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that we will raise the full $100,000 as anticipated. The following is the breakdown of how we will use the proceeds if only 20 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	20%	50%	75%
Legal and Accounting Fees	7,000	10,000	$12,000
Consulting and Professional Fees	1,000	3,500	7,500
Promotional Expenses	5,000	20,000	30,000
Training Expense	500	1,500	2,500
Travel and Accommodations	1,000	2,500	3,500
Communications Expenses	2,000	4,000	7,500
Website Development & Maintenance	2,000	7,500	10,000
Miscellaneous Administrative Costs	1,500	1,000	2,000
Total	$ 20,000	$ 50,000	$75,000

If only 20% of the offering is sold, we will continue with our development plans, however, only the most necessary tasks will be undertaken. Our promotional campaign will be severely curtailed and we will rely heavily on free Internet promotional methods. We will only pursue straightforward medical interventions requiring little or no outside consultancy resources. The only business we will actively pursue will be through the Internet. This, and word of mouth referrals, will be our only means of business development until such time as we have sufficient revenues to support an aggressive promotional campaign.  We anticipate that $20,000 would be sufficient to sustain us during the short-term; however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in the Plan of Operation of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, our activities would be severely restricted. Without the ability to aggressively pursue our plan of operations, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

 The money we have raised thus far from selling stock to our Officers and Directors will be sufficient to pay all expenses of this offering. We estimate that amount to be $20,000. The total amount of the money raised from the sale of the 1,000,000 shares we are offering will be used for the purpose of furthering our plan of operations, as detailed in the Plan of Operation.

Determination of Offering Price

There is no established market for our stock. Our offering price for shares sold pursuant to this offering is set at $0.10.  The 22,500,000 shares of stock already purchased by Officers and Directors, were sold for $0.001 per share.  All of the 22,500,000 shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for our stock) and the high level of risk considering our lack of operating history.

Dilution

We are offering shares of our common stock for $.10 per share through this offering. Over the past two and one half years, our officers, directors and affiliated persons have purchased shares of our common stock for $.001 per share. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	.0006	.0006	.0006	.0006
Net Tangible Book Value Per Share After Stock Sale	.0041	.0030	.0019	.0002
Increase in net book value per share due to stock sale	.0035	.0024	.0013	(.0004)
Loss (subscription price of $.10 less NBV per share)	.0959	.0970	.0981	.0998

Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current shareholders and principles of the Company. Our Officers and Directors, Messieurs Wilson, Mills and Jonsson intend to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.  The officers or directors, existing stockholders and affiliates of PD Pacific will not purchase shares under this offering, and will not sell any shares under this offering.

We plan to offer our shares to the public, with no minimum amount to be sold, and will keep the offering open until its sells all of the shares registered, or June 30, 2007, whichever occurs first.

Legal Proceedings

We are not a party to any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Darryl Mills, President, Member of the Board of Directors, age 52. Term of service commenced December 29, 2003, effective for one year – renewed.

Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (1990) and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration. (1993)

Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Assistant Director of Economic Development with the Department of Northern Saskatchewan from 1972 to 1982; an Auditor with the Saskatchewan Workers Compensation Board from 1982 to 1986; Executive Assistant to the Minister of Finance from October 1992 to April 1993, and Executive Director of the Saskatchewan Gaming Commission from May 1993 to December 1996.

From 1986 to 1990 Mr. Mills held the position of Secretary Treasurer of the Kamsack School Division, in Kamsack Saskatchewan. From 1990 to 1992 Mr. Mills attended the University of Saskatchewan full time.

In addition to his time spent with the Saskatchewan Government and the Kamsack School Division, Mr. Mills also worked with the Canadian Institute of Chartered Accountants as British Columbia Sales Manager for Professional Publications and Services from May 1997 to July 1999. He also held the position of Secretary and Director with Far East Ventures, Inc. from February to August of 2000. From November 2000 to September 2003 Mr. Mills was a Director of First National Power, Inc. (Previously Capstone International Corporation).  Since leaving First National Power, Mr. Mills has been doing private consulting work in the areas of governmental relations, organization design and business development.  He has also been developing and operating his own private food services business called Elite Food Services, Inc.  Elite Foods is in the business of catering and providing pre-cooked frozen meals for senior citizens.  He will continue to operate his private food business until such time as the responsibilities of PD Pacific necessitate a full time commitment.

In working with PD Pacific, Mr. Mills will be responsible for business development, and service provider relations. His primary function will be to secure service providers and locate and develop suitable products and services.  He will also have the ongoing responsibility to maintain good relations with the supplier and to handle any regulatory issues that may arise. Mr. Mills will provide whatever time is necessary to effectively carry out his duties. He is currently devoting ten percent (10%) of his time to PD Pacific responsibilities; however, he expects that to grow to one hundred percent (100%) over the next nine months.

Alan Wilson, Secretary/Treasurer, Member of the Board of Directors, age 54. Term of service commenced December 15, 2005, effective for one year – renewable.

Mr. Wilson received a Bachelor of Arts Degree in Education in 1972.  He followed this with a very successful fifteen-year career as an offensive lineman with the BC Lions.  His professional football career was highlighted with a Grey Cup win in 1985, seven Canadian All Star teams and an award as the top offensive lineman in Canada.  Mr. Wilson’s drive and competitiveness after a successful football career was directed to the start-up and financing of many private and public companies.  He has coached and mentored young athletes in football and soccer winning a number of provincial championships.

From 1987 to 1990, Mr. Wilson worked as a member of a sales and marketing team in the wire rope and electronics fields.  From 1990 to 1993 he was a key partner in the management team that designed and implemented the then largest deregulated residential long distance telephone company in Canada, GlenAir.   Mr. Wilson was in charge of the sales team that built the customer base.

Since 1993 Mr. Wilson has worked with a number of successful private and publicly trading companies.  He has helped with financing and administration; including dealings with regulatory bodies, lawyers and accountants.  He also has considerable hands-on expertise in shareholder relations.

In working with PD Pacific, Mr. Wilson will initially be responsible for finance and administration.  As the Company advances, will assume responsibilities for investor relations and will play a dominant role in designing and implementing our marketing plan.

Mr. Wilson has agreed to provide whatever time is necessary to help make PD Pacific a success.  He is currently devoting ten percent (10%) of his time on PD Pacific responsibilities; however, he expects that to grow to one hundred percent (100%) within the next year.

Waldemar Jonsson, Member of the Board of Directors, age 32. Term of service commenced March 15, 2006, effective for one year – renewable.

Mr. Jonsson has over 10 years experience in the Financial Information industry. Currently sales manager for Infomine, Inc., over the past 10 years he has also worked for Bloomberg News, Norsk Hydro, Telenor and has been involved as a consultant, manager and director of venture capital companies. Mr. Jonsson has an MBA from Temple University, and a M. Sc. from the Norwegian University of Life Science. He was born and raised in Norway, and has lived in Canada since 2000.

After completing his M.B.A., Mr. Jonsson worked with American Income Life Insurance Company as an agent and a supervising agent until May 2003.  In May of 2003, Mr. Jonsson joined GreenChoice Energy Ltd. where he worked as a Venture Capital Manager.   In this capacity Mr. Jonsson conducted financial analysis, prepared regulatory submissions and helped raise over $1 million equity capital through the British Columbia government’s Equity Capital Program and flow-through shares.  He left GreenChoice Energy Ltd in April of 2005 to join InfoMine, Inc.  There Mr. Jonsson is the sales manager.   In his present capacity he oversees 12 sales representatives; he develops and designs marketing strategies and Internet advertising and promotional products; and, he represents the company at numerous international trade shows.

In working with PD Pacific, Mr. Jonsson will be responsible for providing guidance in matters relating to finance and he will play a dominant role in designing and implementing our promotional strategy and marketing campaign.

Mr. Jonsson has agreed to provide whatever time is necessary to help make PD Pacific a success.  He is currently devoting five percent (5%) of his time to PD Pacific responsibilities; however, he expects that commitment to grow to one hundred percent (100%) over the next year.

 Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of our stock who own 5% or more of the common stock, and shares owned by our Directors and Officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Common	Darryl Mills Director, President 9815 Cawley Street, Chilliwack, BC, Canada V2P 4K8	10,000,000	44%
Common	Alan Wilson Director, Sec/Tres 2011 Blairview Ave., North Vancouver, BC, Canada, V7H 2N4	10,000,000	44%
Common	Waldemar Jonsson Director # 905 – 4333 Central Blvd., Burnaby, BC, Canada, V5H 4W8	2,500,000	11%
Common	Directors and officers as a group (3)	22,500,000	100%

Description of Securities

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock of $.001 par value, and 10,000,000 shares of Preferred Stock of $0.001 par value.  Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.  Record holders of Preferred Stock are not entitled to vote.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in PD Pacific or was a promoter, underwriter, voting trustee, director, officer, or employee, of PD Pacific.

Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 6.2 of our Articles of Incorporation, we are authorized to indemnify our directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Statutes, we may indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Description of Business

Business Development

Project Development Pacific, Inc. (“PD Pacific”) was incorporated on December 29, 2003, in the state of Nevada.  We are a development stage company.  We have never conducted operations; we have had no revenues and we have few assets.  We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. PD Pacific is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan and purpose.  Neither PD Pacific nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are in the process of establishing ourselves as a significant resource for information relating to health care, diagnostic matters, treatment and intervention options, and the procurement of private medical diagnostic and treatment services. We will work with clients to procure medical services from health care professionals outside of the existing publicly funded Canadian Health Care System.  We will not be in the business of providing health care services, employing service providers, contracting for services or re-selling services.  Our business will be providing information and putting patients in touch with appropriate professional service providers in a timely fashion.  Our clientele will be Canadian residents who are in need of medical services but are not willing or able to wait the necessary length of time until the services are available through the publicly funded Canadian Health Care system.

Principal Products and Services

Our principal revenues are going to be generated through service fees.  We will be charging a fee to our clients for acting as facilitators in helping them procure medical diagnostic and treatment services from private health care providers working outside the publicly funded Canadian Health Care system.

Potential clients will contact us to seek our assistance in locating and helping them procure diagnostic and treatment services.  After an initial contact with the client and identification of the service they require, we will contact a suitable service provider, make the appointment, arrange any travel or accommodation requirements and provide the client with all pertinent information.  For this service we will charge the client a fee based on the time expended as well as the total cost of the subject medical procedure.

We do not make any claims, ascertains or warranties of our own concerning the success, reliability, safety or efficacy of any service or procedure that we have helped procure for our clients.  These types of issues are to be dealt with between the client and the medical service provider.

The Market

PD Pacific will be marketing its products exclusively in Canada.  The publicly funded Canadian Health Care system has come under increased criticism in the last several years.  There is a growing discontent with long waiting lists for medical services and a general belief that the socialized medical system cannot provide timely or efficient delivery of many diagnostic and treatment procedures.  As a result many Canadians have opted to access medical interventions outside the public system.

Private clinics have opened across Canada in virtually every major city, in almost every province and territory.  As far back as 20 years ago, private clinics began offering treatment for cataracts.  In the last 10 years medical imaging clinics have become widespread in many Canadian cities as well.  Private surgical clinics have also been established in Montreal, Toronto, and Vancouver.  These clinics offer everything from knee and hip replacements to specialty procedures such as gastric bypasses and plastic surgery.

Aside from the many private procedures taking place in Canada, many Canadians are also seeking treatment outside the country.  For example, Saint Josephs Hospital in Bellingham, Washington treats a large number of Canadian patients requiring heart surgery.  There are many other American based hospitals and clinics that treat a great many Canadian patients.

Media accounts and government announcements suggest that the consumption of user-pay health services have grown substantially and the demand continues to be strong.  We believe there is a growing demand for the service we intend to offer.  Because of the nature of health care service delivery in Canada, many individuals here are not aware of how to access services outside of the social health care system.  Also, because of the long established vested interests currently at play in Canada; these same patients are not getting any help from their health care practitioners in locating private user-pay services.

Competition and Competitive Strategy

Currently there are no specific barriers to entry in this newly emerging sector.  At this time, we are only aware of one other such service providing the services we are proposing to offer.  There is a small operation out of White Rock, British Columbia that helps clients locate private health care providers.

As a start-up company our competitive position within the industry will be very poor.  The challenge before us will be to build our business from nothing and establish ourselves as a credible participant in a newly emerging sector of the health care industry.

We believe we can capture an adequate amount of business to make our business profitable.  Our founders have examined many telephone directories, newspapers and magazines; they have surfed the Internet and made dozens of telephone calls to private health care providers.  Many private health care providers have indicated that one of the major challenges in the newly emerging Canadian industry is the difficulty potential patients face in locating appropriate private service providers.  Often times, potential clients simply do not have the time, skills or resources necessary to locate an appropriate service provider.

Our strategy will be to build an extensive database of private health care providers and then to reach out to potential clients and provide them with timely and professional results.

Distribution

As a service provider, we will not be distributing in the traditional sense of the word; however, we will be making our services available across Canada.  We intend to focus our attention on the British Columbian market first.  We will gradually work our way across the country as the business grows.  Our base of available private medical service providers and our clients’ willingness to travel will dictate the geographic scope of our operations.

New and or Innovative Products and Services

As previously mentioned, the business we are developing is a new and innovative service for the Canadian marketplace.  Until recently, socialized health care in Canada has precluded the need for this type of service.

Sources and Availability of Products and Supplies

All the medical supplies that we intend to help our clients procure are readily available from numerous sources. Shortages, restrictions or any other type of limiting factors have not characterized the private health care service industry, and there are no indications that such problems will occur in the foreseeable future.  We will not ourselves be providing any of the services, or any part or aspect of the services that we will be helping locate and procure for our clients.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry or any of the services that we plan to provide, which would give cause for any patent, trademark or license infringements or violations. We have also not entered into any franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Controls and Approvals

As a facilitator, the major area for government control or need for government approval would be concerning business licensing, Labor Standards, and Occupational Health and Safety.  Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the services we intend to locate and procure for our clients are in the human health care sector and as such are subject to a great deal of Government regulation and scrutiny.  It will be the responsibility of the various private health care providers to comply with the necessary Government and industry standard approvals, as well as Professional accreditation and insurance requirements.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our direct ability to operate.  We would, however, be indirectly affected by Government regulations placed on private health care providers that we may procure on behalf of our clients.  As mentioned above, human health care service providers operate under an extensive array of government, professional and insurance regulations and limitations.

Research and Development Activities and Costs

Our Directors and Officers have undertaken minimal research and virtually no development to date regarding service provision, location and delivery.  We do not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities

We do not own or rent facilities of any kind.  At present we are operating from our official address that is located within the offices of our President.  Our President provides this space free of charge.  We will continue to use this space for our executive offices for the foreseeable future.

Employees

We have no intention to hire employees until our business has been successfully launched and has sufficient reliable sales revenues.  Our Officers and Directors will do whatever work is necessary to bring the business to the point of earning revenues from Internet and media generated sales. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees before the end of this calendar year.  In the event that we have strong and reliable revenues we will consider hiring up to two employees after the beginning of the next calendar year.

Rules Governing Low-Priced Stocks that May Affect Ability to Resell Shares

Our Common Stock is currently considered a “penny stock” under federal securities laws since its market price is below $5.00 per share.  Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

-

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask” prices for penny stocks and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -

the bid and offer quotations for the penny stock;

   -

the compensation of the broker-dealer and its salesperson in the transaction;

   -

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of the registration statement to which this Prospectus is a part, we will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Plan of Operation

PD Pacific is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operation is to build a business as a comprehensive resource for information relating to health care, diagnostic matters, treatment and intervention options, and the procurement of private professional diagnostic and treatment services. We will work with clients to procure medical services from health care professionals outside of the existing publicly funded Canadian Health Care System.  We will not be in the business of providing health care services, employing service providers, contracting for services nor re-selling services.  Our revenues will come from service fees charged to individuals for providing information and putting clients in touch with appropriate service providers in a timely fashion.  Our clientele will be Canadian residents who are in need of medical services, but are not willing or able to wait the required time until the service they require is available through the publicly funded Canadian Health Care system.

We intend to do this by marketing directly to consumers, predominantly through the Internet and, to a lesser extent, through selected print publications.  We will start by establishing a website within two months of this registration becoming effective and then, if sufficient investment capital has been raised, by launching a print media campaign within another several months.  We will require a minimum of $50,000 or the sale of 50% of this offering before we will consider this financing to be sufficient to undertake a print media campaign.  We have provided a chart below that indicates how we intend to use proceeds in the event we do not raise the entire $100,000 we are seeking from this offering.

Expenditure Item	20%	50%	75%	100%
Legal and Accounting Fees	7,000	10,000	$12,000	$15,000
Consulting and Professional Fees	1,000	3,500	7,500	10,000

Promotional Expenses	5,000	20,000	30,000	40,000
Training Expense	500	1,500	2,500	5,000
Travel and Accommodations	1,000	2,500	3,500	5,000
Communications Expenses	2,000	4,000	7,500	10,000
Website Development & Maintenance	2,000	7,500	10,000	12,000
Miscellaneous Administrative Costs	1,500	1,000	2,000	3,000
Total	$ 20,000	$ 50,000	$75,000	$100,000

The Company foresees no problem in satisfying its cash requirements for the first twelve months following the effectiveness of this registration, providing the entire $100,000 is raised.  In the event a lesser amount is raised the Company will need to adjust its spending accordingly.  The above chart provides the outline of how the Company will deal with a shortage of capital.  The Company has not budgeted for any revenues from operations for the first year of operations; however we do anticipate that a small amount of fee revenue will be generated during the first year of operations.  We have no plans or intentions to raise additional funding during its first year of operations; however the founders have informally pledged to provide additional funding through loans to the Company if necessary.

Our founders have been conducting preliminary searches on the Internet, in various health related print publications and in telephone directories and have not been able to find any other businesses providing the same types of services that we intend to provide.  There is a great deal of health care information available, however we were not able to find any other firms or individuals providing facilitative services so far as sourcing and procuring diagnostic and treatment services.  There were also many treatment and diagnostic service providers with print advertising and websites; however nearly all of these were in the United States and they were geared more specifically towards American clientele.  Virtually none of the large medical service providers addressed the logistic and practical issues that foreign clients are forced to deal with.

We intend to continue researching the various media sources and to look at expanding our service base where the opportunity arises.  This is something that we anticipate doing as long as the business is operating.

As has been mentioned previously, we intend to act as intermediaries or facilitators, helping prospective Canadian clients navigate through the various options and presenting them with an efficacious alternative for their health care dilemma.  Until recently, the private health care option for Canadians was simply not an issue.  Canadian residents have grown accustomed to having their family doctor counsel them on health care options and to make the necessary arrangements for testing, surgeries and other specialty diagnostic and treatment procedures.  High net worth Canadians have always accessed private health care services, however it is only recently that middleclass Canadians have been introduced to the whole new world of private health care services.  Most Canadians lack the familiarity with the private options to get the sound information they need to make an informed decision.  Also, most family practitioners in Canada are not willing to help their patients secure services outside the publicly funded system that they guard so strongly.

We believe these factors provide an opportunity to build a sustainable and profitable business in this new market niche.  Unlike the hospitals, clinics and corporate medical service providers that currently advertise in the health related print media and on the Internet, we will offer our clients choice.  Rather than promoting specific services, in specific locations at a time that may or may not suit the client’s needs, we will help the client find a service provider that takes all of these factors into consideration.

We are currently in the process of compiling a list of service providers, both within and outside of Canada.  We will be using this list to create a comprehensive database of all of the major specialty fields.   Our expectations are to have our website operational within several months of this registration statement becoming effective.  Our database will be an important resource and will be incorporated into our website.

We have no plans to enter into supply contracts or any type of formal relationship with medical service providers.  We are not looking for exclusive marketing rights nor do we plan to enter into any agency agreements.  As stated before, we will be simply facilitators.

We also do not anticipate the need to purchase or otherwise acquire any significant plant, equipment or land within the first year of operations.  This is the type of business that can be termed a true home-based business.  We require no significant plant, equipment or land holdings.  The only infrastructure we require is a web server.  We plan on purchasing web space from our Internet service provider.  Since we do not own any plant, equipment or land, we will also not be selling any of the same in the first year of operations.

Our corporate headquarters is currently based out of our President’s personal office.  We do not pay any rent for the space and we have a verbal undertaking from him that he will not charge rent so long as the office remains in that location.  We do not anticipate moving the office within the first year of operation.

As mentioned previously, we believe this business can be termed a true home-based business, and as such we plan on operating it in that fashion so long as we can.  We expect that we will be hiring employees or piece workers towards the end of the first year of operations.  This decision will not be taken until such time as the Company has sufficient fee revenues coming into the Company to cover the cost of employees or workers.  We have not budgeted for salaries or wages out of the proceeds of this offering.  We plan on developing a fee-sharing plan that will be implemented when the Company requires labor services.  The fee-sharing plan will have workers receive a piecework allowance for the services they provide to clients on behalf of the Company.  We expect to develop the plan using either a percentage formula or possibly a flat rate piecework payment.  Workers will work from their own home or office and will supply their own computer, telephone, fax machine or any other equipment or supplies necessary.

In the event that we raise only a nominal amount of money from this offering – $10,000 or less – we will endeavor to proceed with our plan of operations by self financing from volunteer labor and financial contributions from our founders.  While the founders have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, verbally or in writing, between the founders and PD Pacific. One of our directors has verbally agreed to build our website and will use his Internet service provider to host the website.  A shortage of funding will limit some of the graphic design and restrict the amount of automation we otherwise intend to incorporate in our website.  This will undoubtedly cause delays, however we will keep in close contact with our clientele and hopefully we can continue to build the business in this slow and steady fashion.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration.  The discussion is based on the premise we will raise the entire $100,000 we are seeking from this offering.  Please refer to “Use of Proceeds” for a discussion of how we will allocate funds in the event we do not raise the entire offering objective.

Expenditure Item	20%	50%	75%	100%
Legal and Accounting Fees	7,000	10,000	$12,000	$15,000
Consulting and Professional Fees	1,000	3,500	7,500	10,000
Promotional Expenses	5,000	20,000	30,000	40,000
Training Expense	500	1,500	2,500	5,000
Travel and Accommodations	1,000	2,500	3,500	5,000
Communications Expenses	2,000	4,000	7,500	10,000
Website Development & Maintenance	2,000	7,500	10,000	12,000
Miscellaneous Administrative Costs	1,500	1,000	2,000	3,000

Total	$ 20,000	$ 50,000	$75,000	$100,000

 Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Consulting and Professional Fees: This expenditure item refers to costs associated with medical, management and technical advice the Company will purchase from outside professionals.  We expect to be making this expenditure on an ongoing basis, commencing approximately 2 months after this registration becomes effective.

Promotional Expenses: This item refers to the cost of undertaking a minimal marketing campaign and the provision of a nominal amount of printed information concerning the services we provide. We expect to be incurring these costs commencing five months after the effective date of this registration and continuing throughout the remainder of the year.

Training Expenditures: This item refers to the cost of providing a basic employee training program.  We will endeavor to hire employees familiar with basic medical terminology and procedures, however we anticipate that new hirees will require some training to round their skills and familiarize themselves with our policies, procedures, and services.  This budget item will also cover the cost of developing policy and procedure manuals.  We expect to be making the most of this expenditure during the period of the fourth and sixth months of operation, after the effective date of this registration.

Travel and Accommodations: This expense item refers to the travel and related expenses that may be necessary to meet with medical service providers.  These costs will begin three to four months after the effectiveness of this registration and will continue on throughout the remainder of the year.

Communications Expenses: The cost associated with basic telephone, facsimile and Internet service.  These expenditures will be made as soon as funds become available and will continue on an ongoing basis throughout the year.

Website Development and Maintance:  This refers to the cost of actual building and maintaining of the website.  The moneys will be paid to outside service providers.  We expect to make most of this expenditure during the first few months after this registration becomes effective and to continue with modest expenditures throughout the remainder of the year.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not otherwise been listed - such as bank service charges or other sundry items such as office supplies. We expect to be incurring these costs throughout the year.

Description of Property

We do not own any property, real or otherwise. For the first year we will conduct our administrative affairs from our President’s office, at no cost to the Company.  Retail space will be rented when we have sufficient funds available.  The cost has not yet been determined; however, we expect to pay market rates.

We do not have any investments or interests in any real estate. We also do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

There are no promoters being used in relation with this offering.  No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us.  No assets will be or are expected to be acquired from any promoter on behalf of our Company.  We have not entered into any agreements that require disclosure to our shareholders.

Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have our common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.  Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration. Rule 144 of the Securities Act of 1933, provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements.  Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually one or two years) prior to the sale, and there is a limitation of the amount of stock any one person can sell so as not to disrupt the trading markets.   Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act.

Holders.

As of the date of this Prospectus, we have three (3) shareholder of record owning our common stock.

Dividends.

As of the date of this Prospectus, we have not paid any dividends to our shareholders. There are no restrictions that would limit our ability to pay dividends on common equity or that are likely to do so in the future. We will not be paying dividends to our shareholders in the foreseeable future.

Executive Compensation

Our Executive Officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The following financial statements of PD Pacific are filed herewith:

Audited Financial Statements from date of inception, December 29, 2003, to December 31, 2005 and 2004

Unaudited Financial Statements for the nine months ended September 30, 2006 and 2005

And from inception, December 29, 2003, to September 30, 2006

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

 AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004,

AND

THE PERIOD DECEMBER 29, 2003 (INCEPTION)

THROUGH DECEMBER 31, 2005

INDEX TO FINANCIAL STATEMENTS

         Page(s)

Report of Independent Registered Public Accounting Firm

   1

Financial Statements

Balance Sheets as of December 31, 2005 and 2004

   2

Statements of Operations for the Years Ended

        December 31, 2005 and 2004 with Cumulative Totals Since Inception

   3

Statement of Changes in Stockholders’ Equity for the Period

  December 29, 2003 (Inception) to December 31, 2005

   4

Statements of Cash Flows for the Years Ended

   December 31, 2005 and 2004 with Cumulative Totals Since Inception

   5

Notes to Financial Statements

 6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Project Development Pacific, Inc.

Chilliwack, British Columbia

We have audited the accompanying balance sheets of Project Development Pacific, Inc. (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and the period of December 29, 2003 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Project Development Pacific Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended and the period of December 29, 2003 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has incurred significant net losses since inception.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

August 29, 2006

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

The accompanying notes are an integral part of these financial statements

2

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

| | For The Year Ended December, 31 2005 | For The Year Ended December, 31 2004 | Cumulative from Inception, December 29, 2003, to December, 31 2005 |
|---|---|---|---|
| **REVENUE:** | $ - | $ - | $ - |
| **EXPENSES:** | | | |
| Organization costs | - | 1,200 | 1,200 |
| Office expenses | | 20 | 20 |
| Licenses and taxes | 795 | - | 795 |
| Professional fees | - | 585 | 585 |
| **Total Expenses** | 795 | 1,805 | 2,600 |
| **NET LOSS FROM OPERATIONS** | $ (795) | $ (1,805) | $ (2,600) |
| **NET LOSS PER SHARE** | $ (0.00) | $ (0.00) | |
| **WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING** | 2,739,726 | 2,000,000 | |

The accompanying notes are an integral part of these financial statements.

3

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM INCEPTION, DECEMBER 29, 2003, TO DECEMBER 31, 2005

The accompanying notes are an integral part of these financial statements

4

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

The accompanying notes are an integral part of these financial statements.

5

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

This summary of significant accounting policies of Project Development Pacific, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company’s financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.  The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage.

Business Activity

The Company was incorporated on December 29, 2003 under the laws of the State of Nevada.  The business purpose of the Company is to assist Canadian citizens to access health care services from private providers.  The Company has elected a fiscal year end of December 31.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its efforts to developing and initiating its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had $0 in cash and cash equivalents at December 31, 2005 and 2004.

6

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Start-up Costs

In accordance with the American Institute of Certified Public Accountant’s Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled with the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

Net (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per

Share:

	Years Ended
	December 31,
	2005	2004

Net loss	$ (795)	$ (1,805)

Weighted average common shares
outstanding (Basic)	2,739,726	2,000,000

Options	-	-
Warrants	-	-

Weighted average common shares
outstanding (Diluted)	2,739,726	2,000,000

All dilutive securities were not included in the calculation of diluted earnings per share because the effect would be anti-dilutive when the Company has incurred a loss from operations.  There are no dilutive securities, such as warrants or options, outstanding.

7

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005 AND 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recent Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirement of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

On December 16, 2004, the Financial Accounting Standards Board (FASB) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (SFAS 123R).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, “Exchanges of Non-Monetary Assets,” an amendment of APB Opinion No. 29,

8

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

 “Accounting for Non-Monetary Transactions,” (SFAS 153).  This statement amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial substance criterion and fair value is determinable, the transaction must be accounted for at fair value, resulting in recognition of any gain or loss.  SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards generated during the period from December 29, 2003 (date of inception) through December 31, 2005 of approximately $2,600 will begin to expire in 2024. Accordingly, deferred tax assets of approximately $910 were offset by the valuation allowance, which increased by $278 and $632 during 2005 and 2004, respectively.

NOTE 4 -

LOANS FROM STOCKHOLDERS

The Company has borrowed funds for working capital purposes from stockholders of the Company from time to time.  The loans are non-interest bearing and payable on demand.  The Company owed $2,600 and $1,805 to stockholders at December 31, 2005 and 2004, respectively.  Interest has not been imputed due to its immaterial impact on the financial statements.  No payments have been made on the loans as of December 31, 2005.

9

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 5 -

STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2005 and 2004, the Company had 50,000,000 shares of common stock authorized and 20,000,000 and 2,000,000 shares, respectively, issued and outstanding.

The following details the stock transactions for the Company:

On December 29, 2003 the Company issued 4,000,000 shares of its common stock at $.001 per share for $4,000 in subscriptions receivable.  On March 15, 2005, the Company cancelled 2,000,000 shares of its common stock and the related subscriptions receivable.  Accordingly, only 2,000,000 are reflected as issued and outstanding at December 31, 2004.

On December 15, 2005 the Company issued 18,000,000 shares of its common stock at $.001 for $18,000 in subscriptions receivable.

Funds for the $20,000 subscriptions receivable were received March 27, 2006 (Note 6).  Since the funds were received shortly after year-end and prior to the issuance of these audited financial statements, the subscriptions receivable have been reflected as an asset at December 31, 2005 and 2004, instead of a component of stockholders’ equity.

The Company’s stock has no readily determinable market price and has been valued by the Company at par value, which estimates fair value.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock with a par value of $.001 per share.  As of December 31, 2005 and 2004, none were issued and outstanding.

NOTE 6 -

SUBSEQUENT EVENTS

On March 27, 2006, the Company collected cash in the amount of $20,000 for common stock subscriptions receivable at December 31, 2005 (Note 5).

10

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

11

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

AND

THE PERIOD OF DECEMBER 29, 2003 (INCEPTION)

THROUGH SEPTEMBER 30, 2006

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Page(s)

Condensed Financial Statements (Unaudited)

Condensed Balance Sheets as of September 30, 2006 and

December 31, 2005

1

Condensed Statements of Operations for the Three and Nine Months Ended

      September 30, 2006 and 2005 with Cumulative Totals Since Inception

2

Condensed Statements of Cash Flows for the Nine Months Ended

September 30, 2006 and 2005 with Cumulative Totals Since Inception

3

Notes to Condensed Financial Statements (Unaudited)

4-8

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

ASSETS
	September 30,	December 31,
	2006	2005
	(Unaudited)
Current Assets
Cash and cash equivalents	$ 15,728	$ -
Common stock subscriptions receivable (Note 5)	-	20,000

Total Current Assets	15,728	20,000

TOTAL ASSETS	$ 15,728	$ 20,000

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ 2,250	$ -
Loans from stockholders (Note 4)	100	2,600

Total Current Liabilities	2,350	2,600

Total Liabilities	2,350	2,600

STOCKHOLDERS' EQUITY (Note 5)
Common stock, par value $.001, 50,000,000 shares authorized and
22,500,000 and 20,000,000 shares issued and outstanding at
September 30, 2006 and December 31, 2005, respectively	22,500	20,000
Preferred stock, par value $.001, 10,000,000 shares authorized and
none issued and outstanding	-	-
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(9,122)	(2,600)

Total Stockholders' Equity	13,378	17,400

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 15,728	$ 20,000

The accompanying notes are an integral part of these financial statements

1

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

					Period from
					December 29, 2003
	For the Three Months		For the Nine Months		(inception) through
	Ended September 30,		Ended September 30,		September 30,
	2006	2005	2006	2005	2006

REVENUE:	$ -	$ -	$ -	$ -	$ -

EXPENSES:
Organization costs	-	-	-	-	1,200
Office expenses	-	-	22	-	42
Licenses and taxes	-	-	-	535	795
Professional fees	4,250	-	6,500	-	7,085
Total Expenses	4,250	-	6,522	535	9,122

NET LOSS FROM OPERATIONS	$ (4,250)	$ -	$ (6,522)	$ (535)	$ (9,122)

NET LOSS PER SHARE	$ (0.00)	$ -	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE OF
COMMON SHARES
OUTSTANDING	22,500,000	2,000,000	21,822,344	2,000,000

The accompanying notes are an integral part of these financial statements.

2

PROJECT DEVELOPMENT PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

			Period from
			December 29, 2003
	For the Nine Months	For the Nine Months	(inception) through
	Ended September 30,	Ended September 30,	September 30,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (6,522)	$ (535)	$ (9,122)

Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	2,250	-	2,250
Increase in loans from stockholders	-	535	2,600

Net cash used in operating activities	(4,272)	-	(4,272)

CASH FLOWS FROM INVESTING ACTIVITES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITES
Cash received for common stock subscriptions receivable	20,000	-	20,000

Net cash provided by financing activities	20,000	-	20,000

NET INCREASE IN CASH	15,728	-	15,728

CASH - BEGINNING OF PERIOD	-	-	-

CASH - END OF PERIOD	$ 15,728	$ -	$ 15,728

CASH PAID FOR:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for subscriptions receivable	$ -	$ -	$ 20,000
Common stock issued for repayment of stockholder loans	$ 2,500	$ -	$ 2,500

The accompanying notes are an integral part of these financial statements.

3

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

The condensed unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The condensed consolidated financial statements and notes do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited financial statements reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

The Company was incorporated on December 29, 2003 under the laws of the State of Nevada.  The business purpose of the Company is to assist Canadian citizens to access health care services from private providers.  The Company has elected a fiscal year end of December 31.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its efforts to developing and initiating its business plan.

Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

4

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had $15,728 in cash and cash equivalents at September 30, 2006.

Start-up Costs

In accordance with the American Institute of Certified Public Accountant’s Statement of Position 98-5, “Reporting on the Costs of Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per

Share:

	Nine Months Ended
	September 30,
	2006	2005

Net loss	$ (6,522)	$ (535)

Weighted average common shares
outstanding (Basic)	22,500,000	2,000,000
Options	-	-
Warrants	-	-
Weighted average common shares
outstanding (Diluted)	22,500,000	2,000,000

Net loss per share (Basic and Diluted)	$ (0.00)	$ (0.00)

All dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive when the Company has incurred a loss from operations.  The Company has no options or warrants outstanding.

5

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar.  All transactions initiated in other currencies are translated into the US dollars using the exchange rate prevailing on the date of transaction.  Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date.  Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gain or losses were recorded from inception (December 29, 2003) to September 30, 2006.

Recent Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances). SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

6

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary transactions (“SFAS 153”).  This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss.  SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result

7

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 3-

PROVISION FOR INCOME TAXES (Continued)

of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards generated during the period from December 29, 2003 (date of inception) through September 30, 2006 of approximately $9,122 will begin to expire in 2024. Accordingly, deferred tax assets of approximately $3,193 were offset by the valuation allowance, which increased by $2,283 and $187 during the nine months ended September 30, 2006 and 2005, respectively.

NOTE 4 -        LOANS FROM STOCKHOLDERS

The Company has borrowed funds from stockholders for working capital purposes from time to time.  The loans are non-interest bearing and payable on demand.  The Company owed $100 to stockholders at September 30, 2006.  Interest has not been imputed due to its immaterial impact on the financial statements. No payments have been made on the loans as of December 31, 2005.

NOTE 5 -

STOCKHOLDERS’ EQUITY

Common Stock

As of September 30, 2006, the Company had 50,000,000 shares of common stock with a par value of $.001 authorized and had 22,500,000 shares issued and outstanding.

The following details the stock transactions for the Company:

On December 29, 2003, the Company issued 4,000,000 shares of its common stock at $.001 per share for $4,000 in subscriptions receivable.  On March 15, 2005, the Company cancelled 2,000,000 shares of its common stock and the related subscriptions receivable.  Accordingly, only 2,000,000 shares of common stock are reflected as issued and outstanding at December 31, 2004.

On December 15, 2005, the Company issued 18,000,000 shares of its common stock at $.001 for $18,000 in subscriptions receivable.

Funds for the $20,000 subscriptions receivable were received March 27, 2006.  Since the funds were received shortly after year-end and prior to the issuance of these financial statements, the subscriptions receivable have been reflected as a current asset at December 31, 2005, instead of a component of stockholders’ equity.

8

PROJECT DEVELOPMENT PACIFIC, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

NOTE 5 -

STOCKHOLDERS’ EQUITY (Continued)

On March 15, 2006 the Company issued 2,500,000 shares of its common stock at $.001 for $2,500, which was applied to reduce loans from stockholders.

The Company’s stock has no readily determinable market price and is valued by the Company at par value, which is an estimate of fair value.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock with a par value of $.001.  As of September 30, 2006 none was issued and outstanding.

NOTE 6 -

GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

9

Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.